                                                               EXHIBIT (a)(1)(C)

                                KFORCE.COM, INC.

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer by kforce.com, Inc. and if:

     - certificates evidencing shares of common stock, $0.01 par value per share, of kforce are not immediately available or cannot be delivered to the Depositary before the expiration date,

     - if the procedure for book-entry transfer described in the Offer to Purchase dated November 6, 2000 and the related Letter of Transmittal cannot be completed on a timely basis, or

     - time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, an agent's message in the case of a book-entry transfer (as defined in the Offer to Purchase) or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility (as defined in the Offer to Purchase), and any other required documents, to reach the Depositary prior to the expiration date (as defined in the Offer to Purchase).

     This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary prior to the expiration date. See section 3 of the Offer to Purchase.

                        The Depositary for the offer is:

                                EQUISERVE, L.P.

                                                                                                 By Overnight Courier
           By Mail:                                By Hand Delivery:                               or Express Mail:
        EquiServe, L.P.                          Securities Transfer &                              EquiServe, L.P.
    Attn: Corporate Actions                    Reporting Services, Inc.                         Attn: Corporate Actions
         P.O. Box 9573                            c/o EquiServe, L.P.                             40 Campanelli Drive
     Boston, Massachusetts                   100 Williams Street, Galleria                  Braintree, Massachusetts 02184
           02205-9573                          New York, New York 10038

                            Facsimile Transmission:

                                 (781) 575-4826

                   Confirm Receipt of Facsimile by Telephone:

                                 (781) 575-4816

     FOR THIS NOTICE TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE THE OFFER EXPIRES. DELIVERY OF THIS NOTICE TO ANOTHER ADDRESS WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO KFORCE, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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LADIES AND GENTLEMEN:

     The undersigned tenders to kforce at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in section 3 of the Offer to Purchase. All shares tendered and purchased will include the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of October 28, 1998, as amended, between kforce and State Street Bank and Trust Company, as Rights Agent, and, unless the context otherwise requires, all references to shares include the associated common stock purchase rights.

                        Number of shares to be tendered:
                                            shares.
                          -----------------

                        PRICE AT WHICH YOU ARE TENDERING
                (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

You must check one box and only one box if you want to tender your shares. If more than one box is checked or if no box is checked, your shares will not be properly tendered.

SHARES TENDERED AT A PRICE DETERMINED BY YOU:

By checking one of the following boxes below instead of the box under "Shares tendered at a price determined pursuant to the offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by kforce for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                            [ ]  $4.75           [ ]  $5.125
                            [ ]  $4.875          [ ]  $5.25
                            [ ]  $5.00           [ ]  $5.375
                                       [ ] $5.50

                                       OR

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER:

[ ] By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by kforce in accordance with the terms of the offer. This action will maximize the chance of having kforce purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $4.75.

                                    ODD LOTS
                (SEE INSTRUCTION 8 TO THE LETTER OF TRANSMITTAL)

Complete this section only if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in the kforce 401(k) Retirement Savings Plan) and are tendering all shares.

You either (check one box):

[ ] are the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] are a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

                               CONDITIONAL TENDER
               (SEE INSTRUCTION 15 TO THE LETTER OF TRANSMITTAL)

You may condition your tender of shares on kforce purchasing a specified minimum number of your tendered shares, all as described in section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by kforce in the offer, none of the shares you tendered will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased, if any are purchased,
    is:                  shares.
       ------------------

If because of proration, the minimum number of shares that you designated above will not be purchased, kforce may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked this box:

[ ] The tendered shares represent all shares held by me.

Signature(s):
             -------------------------------------------------------------------

Name(s) of Record Holder(s):
                            ----------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Certificate Nos.:
                 ---------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                                                                  (ZIP CODE)

Daytime Area Code and Telephone No.:
                                    --------------------------

Dated:
      ------------------ , 2000

If shares will be delivered by book-entry transfer, provide the following information:

     Account Number:
                    ------------------------------------------------------------

                                   GUARANTEE
                  (NOT TO BE USED FOR A SIGNATURE GUARANTEE.)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "eligible institution"), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal, an agent's message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the automated tender offer program of the book-entry transfer facility, and any other required documents, all within three Nasdaq trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

     The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

                                     Name of
                                     Firm:
                                          ----------------------------------
                                     Address:
                                             -------------------------------

                                             -------------------------------

                                     Zip Code:
                                              ------------------------------

                                     Area Code and Telephone
                                     No.:
                                         -----------------------------------

                                         -----------------------------------
                                     Authorized Signature

                                     Name:
                                          ----------------------------------

                                     Please
                                     Print:
                                           ---------------------------------

                                     Title:
                                           ---------------------------------

Dated:
      ------------------------ , 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES
      SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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